Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	April 24, 2006
Executive Vice President and Chief Financial Officer
(310) 481-8483 or
Tyler H. Rose
Senior Vice President and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

FIRST QUARTER FINANCIAL RESULTS

LOS ANGELES, April 24, 2006 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2006 with net income available for common shareholders of $13.5 million, or $0.46 per share, compared to $13.4 million, or $0.47 per share, in the first quarter of 2005. Revenues from continuing operations in the first quarter totaled $63.1 million, up from $59.4 million in the prior year’s first quarter. Funds from operations (FFO) for the period totaled $26.8 million, or $0.82 per share, compared to $26.3 million, or $0.81 per share, in the year-earlier period.

All per-share amounts in this report are presented on a diluted basis.

“Coastal Southern California, from San Diego north to Calabasas, is home to some of the strongest commercial real estate markets in the nation today,” said John B. Kilroy, Jr., president and chief executive officer of KRC. “With our stabilized portfolio 95% occupied and our construction program 100% preleased, we continue to work actively to expand our leading development position,” he said.

KRC currently has two development projects under construction, both located in high growth submarkets of San Diego. The three projects encompass six buildings totaling approximately 861,000 square feet. All six buildings are 100% preleased. These three projects represent a total estimated investment of approximately $245 million, of which $74 million has been spent to date.

During the first quarter, KRC also completed the sale of a non-strategic industrial property located in Stockton, California. The property, totaling approximately 165,000 square feet, was sold for $17.0 million, representing a gain of $5.7 million.

Earnings guidance for 2006 will be discussed by KRC management during the company’s April 25, 2006 earnings conference call. The call will begin at 11:00 a.m. PDT and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at 800-320-2978, reservation #67308927. A replay of the conference call will be available via telephone through May 5th at 888-286-8010, reservation #84469268 or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Kilroy Realty currently has an in-process development pipeline of approximately 861,000 square feet of office space in San Diego County. At March 31, 2006, the company owned 7.9 million rentable square feet of commercial office space and 4.4 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
Revenues from continuing operations	$63,093	$59,414
Revenues including discontinued operations	$63,479	$60,833
Net income available for common stockholders (1)	$13,529	$13,425
Weighted average common shares outstanding - basic	29,440	28,555
Weighted average common shares outstanding - diluted	29,608	28,720
Net income per share of common stock - basic	$0.46	$0.47
Net income per share of common stock - diluted	$0.46	$0.47
Funds From Operations (2), (3)	$26,787	$26,250
Weighted average common shares/units outstanding - basic (4)	32,509	32,401
Weighted average common shares/units outstanding - diluted (4)	32,677	32,587
Funds From Operations per common share/unit - basic (4)	$0.82	$0.81
Funds From Operations per common share/unit - diluted (4)	$0.82	$0.81
Common shares outstanding at end of period	29,792	28,895
Common partnership units outstanding at end of period	2,892	3,720

Total common shares and units outstanding at end of period	32,684	32,615

	March 31, 2006	March 31, 2005
Stabilized portfolio occupancy rates:
Los Angeles	91.3%	88.8%
Orange County	98.6%	98.3%
San Diego	94.7%	94.3%
Other	92.9%	93.5%

Weighted average total	95.0%	94.1%
Total square feet of stabilized properties owned at end of period:
Office	7,948	7,567
Industrial	4,423	4,472

Total	12,371	12,039

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 31, 2006	December 31, 2005
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$321,235	$321,988
Buildings and improvements	1,490,006	1,494,958
Undeveloped land and construction in progress	153,177	137,025

Total real estate held for investment	1,964,418	1,953,971
Accumulated depreciation and amortization	(428,624)	(416,597)

Total real estate assets, net	1,535,794	1,537,374
Cash and cash equivalents	11,395	3,881
Restricted cash	649	703
Current receivables, net	6,396	5,759
Deferred rent receivables, net	57,692	55,048
Note receivable	11,184	11,213
Deferred leasing costs and other related intangibles, net	48,853	50,074
Deferred financing costs, net	4,828	5,256
Prepaid expenses and other assets	7,518	5,166

TOTAL ASSETS	$1,684,309	$1,674,474

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$468,078	$473,282
Unsecured senior notes	144,000	144,000
Unsecured line of credit	317,500	225,000
Accounts payable, accrued expenses and other liabilities	55,596	134,558
Accrued distributions	18,533	17,856
Rents received in advance, tenant security deposits and deferred revenue	40,270	36,410

Total liabilities	1,043,977	1,031,106

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred unitholders	73,638	73,638
Common unitholders of the Operating Partnership	39,437	50,462

Total minority interests	113,075	124,100

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	298	289
Additional paid-in capital	531,852	523,609
Deferred compensation		(1,998)
Distributions in excess of earnings	(126,475)	(124,214)

Total stockholders’ equity	527,257	519,268

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,684,309	$1,674,474

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
REVENUES:
Rental income	$56,573	$53,509
Tenant reimbursements	5,583	5,685
Other property income	937	220

Total revenues	63,093	59,414

EXPENSES:
Property expenses	10,176	9,333
Real estate taxes	4,802	4,345
Provision for bad debts	525	1,133
Ground leases	519	405
General and administrative expenses	4,934	6,024
Interest expense	11,971	9,401
Depreciation and amortization	17,630	16,581

Total expenses	50,557	47,222

OTHER INCOME AND EXPENSE:
Interest and other income	252	57
Net settlement receipts (payments) on interest rate swaps	194	(102)
(Loss) gain on derivative instruments	(76)	644

Total other income and expense	370	599

Income from continuing operations before minority interests	12,906	12,791
Minority interests:
Distributions on Cumulative Redeemable Preferred units	(1,397)	(1,397)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(857)	(1,068)

Total minority interests	(2,254)	(2,465)

Income from continuing operations	10,652	10,326
Discontinued operations:
Revenues from discontinued operations	386	1,419
Expenses from discontinued operations	(214)	(955)
Net gain on disposition of discontinued operations	5,655	5,779
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(548)	(742)

Total income from discontinued operations	5,279	5,501

Net income	15,931	15,827
Preferred dividends	(2,402)	(2,402)

Net income available for common stockholders	$13,529	$13,425

Weighted average shares outstanding - basic	29,440	28,555
Weighted average shares outstanding - diluted	29,608	28,720
Net income per common share - basic	$0.46	$0.47

Net income per common share - diluted	$0.46	$0.47

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
Net income available for common stockholders	$13,529	$13,425
Adjustments:
Minority interest in earnings of Operating Partnership	1,405	1,810
Depreciation and amortization	17,508	16,794
Net gain on disposition of discontinued operations	(5,655)	(5,779)

Funds From Operations (1), (2)	$26,787	$26,250

Weighted average common shares/units outstanding - basic	32,509	32,401
Weighted average common shares/units outstanding - diluted	32,677	32,587
Funds From Operations per common share/unit - basic	$0.82	$0.81

Funds From Operations per common share/unit - diluted	$0.82	$0.81

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles ("GAAP"), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.